Exhibit 10.2


                                     FORM OF

                           LOAN AND SECURITY AGREEMENT

                                      among

                         CASUAL MALE RETAIL GROUP, INC.

                                    as Lender

                                       and

                              LP INNOVATIONS, INC.

                                   as Borrower

                                       and

                                   SECUREX LLC

                                  as Guarantor








                          _______________________, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1           INTERPRETATION.............................................1
    Section 1.1     Definitions................................................1
    Section 1.2     Rules of Construction......................................5

ARTICLE 2           TERMS OF LOAN AND EXISTING OBLIGATIONS.....................5
    Section 2.1     Terms of Loan..............................................5
    Section 2.2     Interest on Overdue Payments; Interest Rate on Default.....7
    Section 2.3     Repayment of Principal.....................................8
    Section 2.4     Time and Place of Payments.................................8
    Section 2.5     Application of Funds.......................................8
    Section 2.6     Payments to be Free of Deductions..........................9

ARTICLE 3           SECURITY INTERESTS; FURTHER ASSURANCES.....................9
    Section 3.1     Grant of Security Interest.................................9
    Section 3.2     Other Collateral; Lien Perfection.........................10
    Section 3.3     Further Assurances........................................10
    Section 3.4     Locations of Collateral...................................11
    Section 3.5     Protection of Collateral..................................11

ARTICLE 4           REPRESENTATIONS AND WARRANTIES............................11
    Section 4.1     Enforceable Obligations...................................11
    Section 4.2     No Legal Bar..............................................11
    Section 4.3     Compliance with Laws; Licenses and Permits................12
    Section 4.4     Location..................................................12
    Section 4.5     Organization and Qualification............................12
    Section 4.6     Corporate Power and Authority.............................12
    Section 4.7     Deposit Accounts..........................................12
    Section 4.8     Taxes.....................................................12
    Section 4.9     Litigation................................................13
    Section 4.10    No Defaults...............................................13
    Section 4.11    General Collateral Representation.........................13
    Section 4.12    Disclosure................................................13
    Section 4.13    Survival of Representations and Warranties................14

ARTICLE 5           AFFIRMATIVE COVENANTS.....................................14
    Section 5.1     Maintenance of Property; Insurance; Licenses..............14
    Section 5.2     Inspection of Property; Books and Records.................14
    Section 5.3     Notices...................................................14
    Section 5.4     Collateral................................................14
    Section 5.5     Further Documents.........................................15
    Section 5.6     Licenses and Permits......................................15
    Section 5.7     Financial Statements......................................15


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    Section 5.8     Other Information.........................................16

ARTICLE 6           NEGATIVE COVENANTS........................................16
    Section 6.1     Limitation on Liens.......................................16
    Section 6.2     Limitation on Sale of Assets..............................16
    Section 6.3     Change of Locations.......................................16
    Section 6.4     Mergers; Consolidations; Acquisitions.....................16
    Section 6.5     Loans.....................................................16
    Section 6.6     Total Indebtedness........................................16
    Section 6.7     Net Book Value............................................17
    Section 6.8     Positive EBITDA...........................................17
    Section 6.9     Dividends.................................................17
    Section 6.10    Other Changes.............................................17

ARTICLE 7           EVENTS OF DEFAULT AND REMEDIES............................17
    Section 7.1     Events of Default.........................................17
    Section 7.2     Remedies..................................................19
    Section 7.3     Application of Proceeds...................................20
    Section 7.4     Set-Off...................................................20
    Section 7.5     Rights Cumulative; Waiver.................................20

ARTICLE 8           COLLECTION OF COLLATERAL AND NOTICE OF ASSIGNMENT.........20
    Section 8.1     Disclaimer of Liability...................................20

ARTICLE 9           SUBSIDIARY GUARANTY AND PLEDGE............................20
    Section 9.1     Payment Guaranty..........................................20
    Section 9.2     Obligations Not Affected..................................21
    Section 9.3     Not a Collection Guaranty.................................23
    Section 9.4     Payments Returned.........................................23
    Section 9.5     Subsidiary Pledge.........................................23
    Section 9.6     Further Agreement by Guarantor............................24

ARTICLE 10          MISCELLANEOUS.............................................24
    Section 10.1    Amendments and Waivers....................................24
    Section 10.2    Notices...................................................24
    Section 10.3    Successors and Assigns....................................24
    Section 10.4    Collection Costs..........................................25
    Section 10.5    Counterparts..............................................25
    Section 10.6    Governing Law.............................................25
    Section 10.7    Consent to Jurisdiction...................................25
    Section 10.8    WAIVER OF JURY TRIAL......................................26
    Section 10.9    Other Waivers.............................................26
    Section 10.10   Power of Attorney.........................................26
    Section 10.11   Indemnity.................................................26
    Section 10.12   Entire Agreement..........................................26
    Section 10.13   Interpretation............................................26


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

                           LOAN AND SECURITY AGREEMENT

           This LOAN AND SECURITY AGREEMENT (this "Agreement") is made this ____ day of ____________, 2004, by and among CASUAL MALE RETAIL GROUP, INC. ("Lender"), a Delaware corporation, LP INNOVATIONS, INC. ("Borrower"), a Nevada corporation, and SECUREX LLC ("Guarantor"), a Delaware limited liability company and wholly-owned subsidiary of Borrower, as guarantor hereunder.

                             Preliminary Statements

           WHEREAS, Lender owns 80% of the issued and outstanding shares (the "Spin-off Shares") of Common Stock (defined below), and Lender now wishes to distribute the Spin-off Shares to its stockholders.

           WHEREAS, Borrower owes Lender $_______________ on account of unpaid advances (the "Previous Advancements").

           WHEREAS, Borrower has requested that Lender make available a revolving credit facility (the "New Loan") to Borrower of up to $500,000.00 (the "Maximum Loan Amount").

           WHEREAS, Lender has agreed to make the New Loan in an amount up to the Maximum Loan Amount if Borrower and Guarantor enter into and deliver this Loan and Security Agreement governing amongst other things, the making of the New Loan and the repayment of the Previous Advancements and such New Loan and the granting of the security interest in the Collateral to Lender to secure the Total Borrowings and the other Obligations.

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Guarantor hereby agrees with Lender as follows:

                                   ARTICLE 1

                                 INTERPRETATION

           Section 1.1 Definitions. The following capitalized terms are defined as follows:

           "Borrower Account" has the meaning set forth in Section 2.1(b) hereof.

           "Borrowing Date" means any date on which a Revolving Loan is made under Section 2.1(b).

           "Business Day" means any day except a Saturday, Sunday or legal holiday on which commercial banking institutions are not open for business in New York City.

           "Cash Flow" means, for any period of determination thereof, the following, each calculated for such period, without duplication: (i) EBITDA, less (ii) capital expenditures of Borrower and its subsidiaries, on a consolidated basis, actually made and paid in cash, less (iii) income taxes and franchise taxes resulting from tax payments by the Borrower or any subsidiary thereof, actually made and paid in cash, less interest paid on indebtedness of the Borrower or any subsidiary thereof (including the Total Borrowing), during such Period, to the extent the amount resulting from such calculation is in excess of $25,000.00 for such period of determination.

           "Collateral" has the meaning set forth in Section 3.1 hereof.

           "Common Stock" means the authorized common stock of Borrower, par value $0.01 per share.

           "Default" means any event or condition the occurrence of which with giving of notice, the lapse of time, or both, would constitute an Event of Default.

           "Default Rate" means a rate of interest equal to eighteen percent (18%) per annum, compounded quarterly.

           "Distribution" means the distribution by Lender of the Spin-off Shares to stockholders of Lender.

           "Distribution Date" means the date on which the Distribution is consummated.

           "EBITDA" means, for any period, the sum of (a) Operating Income, plus
(b) consolidated depreciation and amortization expenses of the Borrower and its subsidiaries.

           "Elevated Interest Rate" means a rate of interest equal to twelve percent (12%) per annum, compounded quarterly.

           "Event of Default" has the meaning set forth in Article 7 hereof.

           "Excess Cash Flow" means, for any period of determination (i) Cash Flow, minus (ii) scheduled amortization of principal and interest and mandatory prepayments of any indebtedness (including the Total Borrowings), minus (iii) cash dividends and distribution paid (or accrued during such period) on capital stock as permitted hereunder, minus (iv) increases in working capital, and plus, decreases in working capital.

           "GAAP" means Generally Accepted Accounting Principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, such principles to be applied on a consistent basis.

           "Guarantor" means Securex LLC, a Delaware limited liability company and wholly-owned subsidiary of Borrower.

           "Guaranty" means the guaranty by Guarantor set forth in Section 9.1 hereof.

           "Initial Interest Rate" means a rate of interest equal to five percent (5%) per annum, compounded quarterly.

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           "Interest Elevation Date" has the meaning set forth in Section
2.1(c)(4) hereof.

           "Interest Payment Date" has the meaning set forth in Section 2.1(c)(5) hereof.

           "Lien" means in respect of property or assets, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing). The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances.

           "Loan Documents" means this Agreement, the Notes and all documents, instruments, financing statements, certificates and other agreements executed in connection with this Agreement.

           "Loan Party" means Borrower or Guarantor and "Loan Parties" means both Borrower and Guarantor.

           "Maturity Date" means the date which is twenty four (24) months following the Distribution Date, unless this Agreement is earlier terminated pursuant to the terms hereof.

           "Maximum Loan Amount" means $500,000.00.

           "Net Book Value" means, as of any date on which the amount thereof is to be determined, that value which equals the total assets of Borrower (and its subsidiaries) minus the total liabilities of Borrower (and its subsidiaries) as determined (on a consolidated basis) in accordance with GAAP.

           "New Loan" means the new loan in an amount up to the Maximum Loan Amount as requested by Borrower.

           "Notes" mean (i) the secured promissory note evidencing the Previous Advancements (the "Advancements Note") and (ii) the revolving secured promissory note, evidencing the New Loan (the "Revolving Note"), each such note executed by Borrower in favor of Lender and in substantially the forms thereof attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

           "Notice of Borrowing" means a notice in substantially the form of Exhibit B.

           "Obligations" means, without limitation, the New Loan, the Previous Advancements, all interest thereon and all other debts, obligations, or liabilities of every kind and description of Borrower to Lender, now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, whether for payment or performance, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all loans (including any loan by renewal or

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extension), all extensions and advancements of funds, all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Lender for Borrower and the applications relating thereto, all indebtedness of Borrower to Lender, and all undertakings to take or refrain from taking any action. Obligations shall also include all interest and other charges chargeable to Borrower or due from Borrower to Lender from time to time and all costs and expenses referred to in Section 10.4. Notwithstanding the foregoing, "Obligations" shall not include any obligations of Borrower or Guarantor under any agreement listed on Schedule 1.1, as any such agreement may be modified or amended from time to time.

           "Operating Income" means for any period of determination, Borrower's consolidated operating income (as defined by GAAP).

           "Organizational ID Number" means the organizational identification number assigned to a Loan Party by the applicable governmental unit or agency of the State of Nevada.

           "Permitted Liens" means (a) Liens imposed by law for taxes that are not yet due; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days;
(c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and Liens imposed by statutory or common law relating to banker's liens or rights of setoff or similar rights relating to deposit accounts, in each case in the ordinary course of business;
(e) Liens arising in the ordinary course of business in favor of issuers of documentary letters of credit; (f) easements, zoning restrictions, rights-of-way, licenses, reservations, minor irregularities of title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Loan Parties (or any subsidiary thereof); and (g) any other Liens listed on Schedule 1.2.

           "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

           "Proceeds" has the meaning provided in the Uniform Commercial Code.

           "Record" has the meaning as defined in Article 9 of the Uniform Commercial Code.

           "Requirements of Law" means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "Revolving Loan" has the meaning set forth in Section 2.1(b) hereof.

           "Solvent" as to any Person, that such Person (i) owns property and assets the fair saleable value of which is greater than the amount required to pay all of such Person's indebtedness

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(including contingent debts), (ii) is able to pay all of its indebtedness as such indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

           "Total Borrowings" shall mean the aggregate of the New Loan, if and to the extent made, and the Previous Advancements.

           "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code in effect in the State of New York on the date hereof as it may be amended or revised.

           Section 1.2 Rules of Construction.

               (a) Use of Capitalized Terms. For purposes of this Agreement, unless the context otherwise requires, the capitalized terms used in this Agreement shall have the meanings herein assigned to them, and such definitions shall be applicable to both singular and plural forms of such terms. In addition, all terms defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined herein.

               (b) Construction. All references in this Agreement to the single number and neuter gender shall be deemed to mean and include the plural number and all genders, and vice versa, unless the context shall otherwise require.

               (c) Headings. All headings and titles contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

               (d) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               (e) Interpretation. This document is the result of reasoned negotiation between the parties and should not be construed against any party.

                                   ARTICLE 2

                     TERMS OF LOAN AND EXISTING OBLIGATIONS

           Section 2.1 Terms of Loan.

               (a) Previous Advancements. Borrower acknowledges the receipt of the Previous Advancements and its obligation to repay such advancements in accordance with the terms of this Agreement, and hereby agrees to repay the Previous Advancements in accordance with the terms hereof. Any reference in this Agreement to the Total Borrowings shall include the Previous Advancements.

               (b) New Loan. Subject to and upon the terms and conditions of and in reliance upon the representations and warranties made in this Agreement, Lender hereby agrees


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

to make the New Loan available to Borrower in advances (each, a "Revolving Loan") from time to time on any Business Day during the period from the Distribution Date until the Business Day immediately preceding the Maturity Date in an amount (which amount shall not be less than $10,000 and shall be an integral multiple of $1,000) for each such Revolving Loan not to exceed the unused portion of the Maximum Loan Amount at such time. Within the limits of the unused portion of the Maximum Loan Amount in effect from time to time, Borrower may borrow Revolving Loans under this Section 2.1(b), prepay pursuant to Section 2.3(b) and reborrow under this Section 2.1(b). Such advances, if made, shall be deposited to Borrower's account at account number 9420943217 (Account Name: LP Innovations, Inc. Operating Account) at Fleet Bank (ABA # 01100138) (the "Borrower Account"). Such Revolving Loans shall be used solely for the working capital requirements of Borrower following the Distribution Date.

               (c) Obligations of Borrower. Subject to Lender's right to cease making Revolving Loans to Borrower upon the occurrence of a Default or an Event of Default and upon the terms and conditions of this Agreement, Borrower hereby agrees to repay the Total Borrowings to Lender, if not earlier repaid, on the Maturity Date. The absolute and unconditional obligation of Borrower to repay the Total Borrowings and interest thereon shall be evidenced by the Notes. The Notes shall include the following terms:

                    (1) Amount. The face amount of the Advancements Note shall equal the amount of the Previous Advancements and the face amount of the Revolving Note shall equal the amount of the New Loan;

                    (2) Term. The Notes shall be dated as of the Distribution Date and shall mature and be due and payable in full on, or before (upon acceleration of the Notes in accordance with the terms hereof), the Maturity Date;

                    (3) Initial Interest Rate. For the period from the Distribution Date until the day immediately preceding that date which is the one-year anniversary of the Distribution Date (the "Interest Elevation Date"), the Notes shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the daily outstanding principal balance thereunder at the Initial Interest Rate;

                    (4) Elevated Interest Rate. For the period from the Interest Elevation Date and thereafter, the Notes shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the daily outstanding principal balance thereunder at the Elevated Interest Rate;

                    (5) Interest Payment Dates. Interest on the Notes shall be due and payable on the first Business Day of each fiscal quarter, commencing on the first Business Day of the first fiscal quarter immediately following the Distribution Date and on the date the Total Borrowings are due whether by maturity, acceleration or otherwise (each an "Interest Payment Date"); and


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

                    (6) Principal Payment. Other than as specified with respect to prepayments in Section 2.3 hereof, Borrower shall pay to the order of Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of the Previous Advancements and the New Loan and any other Obligations on the Maturity Date, without any action being taken on the part of Lender and in accordance with Section 2.4 hereof.

               (d) Procedure for Borrowing. (1) Lender shall not be required to make any Revolving Loan to Borrower unless: (i) the representations and warranties contained in Article 4 hereof are true and correct in all material respects as though made on and as of the date the Revolving Loan is made (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such date); (ii) no Default or Event of Default has occurred and is continuing or will result from such proposed Revolving Loan; (iii) the proposed Revolving Loan will not cause the principal amount of the New Loan to exceed the Maximum Loan Amount; (iv) there has occurred no breach of the covenants contained in Articles 5 and 6 hereof; and (v) Lender shall have received Borrower's irrevocable written notice delivered to Lender in the form of a Notice of Borrowing, which notice must be received by Lender prior to 11:00 a.m. (Eastern time) at least one Business Day prior to the requested Borrowing Date, specifying the amount of the Revolving Loan and the requested Borrowing Date, which shall be a Business Day.

                    (2) Lender shall make the amount of each Revolving Loan available to Borrower by crediting Borrower Account by 2:00 p.m. (Eastern time) on the Borrowing Date requested by Borrower and in immediately available funds.

            Section 2.2 Interest on Overdue Payments; Interest Rate on Default.
(a) If any payment of interest or principal is not paid when due for any period (after expiration of any applicable grace period), the default interest rate for the applicable period shall be calculated at the Elevated Interest Rate, provided, however, that beginning on the Interest Elevation Date, the default interest rate for the applicable period shall be calculated at the Default Rate.

               (b) Upon the occurrence and during the continuance of any Event of Default, the outstanding principal and all accrued interest as well as any other charges due Lender hereunder or under the Notes, shall bear interest from the date on which such amount shall have first become due and payable to Lender (or, in the case of other charges due Lender hereunder, five (5) Business Days after demand therefor by Lender) to the date on which such amount shall be paid to Lender (whether before or after judgment), at the Default Rate. Upon the occurrence and during the continuance of any Event of Default, any accrued and unpaid interest shall become and be absolutely due and payable to Lender, on demand, at any time. Interest will continue to accrue until all the Obligations are discharged (whether before or after judgment) in full.


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

            Section 2.3 Repayment of Principal.

               (a) Mandatory Prepayments. Borrower shall mandatorily and immediately prepay the Total Borrowings, in part or in full, to the extent applicable, in any and/or all of the following circumstances:

                    (1) Upon any partial or full sale or encumbrance by Borrower or Guarantor of any Collateral (other than the sale of goods or services in the ordinary course of business), Borrower shall make a mandatory prepayment to Lender in an amount equal to the total amount realized from such sale or the value of such encumbrance;

                    (2) Upon any sale of its equity securities by Borrower (including the sale of its stock to its stockholders) or Guarantor, Borrower shall make a mandatory prepayment to the extent the aggregate net proceeds thereof exceed $1,500,000, provided, however, that any such prepayment shall only be made from aggregate net proceeds exceeding $1,500,000; and

                    (3) Upon the realization by Borrower and its subsidiaries of Excess Cash Flow during any fiscal quarter, Borrower shall make a mandatory prepayment in an amount equal to such Excess Cash Flow.

               (b) Voluntary Prepayments. Borrower may voluntarily prepay, without premium or penalty, the Total Borrowings in part or in full at any time upon notice to Lender of at least five (5) days prior to the specified prepayment date, together with accrued interest to the prepayment date. Only borrowings under the New Loan may be reborrowed and only upon the terms and conditions set forth in this Agreement.

            Section 2.4 Time and Place of Payments. Notwithstanding anything in the Loan Documents to the contrary, each payment payable by Borrower to Lender under this Agreement or the Notes shall be made directly by wire transfer to the Lender's account at account number 9428426572 (Account Name: Designs) at Fleet National Bank (ABA # 011000138), or such other place as may be designated by Lender, not later than 12:00 p.m. (Eastern time) on the due date of each such payment in immediately available funds.

            Section 2.5 Application of Funds. Notwithstanding anything in this
Article 2 to the contrary, any funds received by Lender (other than pursuant to Section 2.3(b)) shall be applied toward the Obligations as follows: first, to the payment of all fees, charges and other sums (with the exception of principal and interest) due and payable to Lender under the Notes or this Agreement at such time including, without limitation, all reasonable and necessary costs, expenses, disbursements and losses which shall have been incurred or sustained by Lender in the collection of the Obligations hereunder (including attorneys fees) or the exercise, protection, or enforcement by Lender of all or any of the rights, remedies, powers and privileges of Lender under this Agreement, the Notes, or any of the other Loan Documents and in and towards the provision of adequate indemnity to Lender against all taxes or Liens which by law shall have, or

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

may have, priority over the rights of Lender in and to such funds; second, to the payment of accrued interest on the principal of the Advancements Note; third, to the payment of accrued interest on the principal of the Revolving Note; fourth, to the payment of principal amounts of the Advancements Note; fifth, to the payment of principal amounts of the Revolving Note; and sixth, the surplus remaining (if any), to Borrower or such other Person or Persons as may be determined by Borrower or any court of competent jurisdiction. Notwithstanding anything in this Article 2 to the contrary, any funds received by Lender pursuant to Section 2.3(b) shall be applied toward the Obligations as follows: first, to the payment of all fees, charges and other sums (with the exception of principal and interest) due and payable to Lender under the Notes or this Agreement at such time; second, unless otherwise specified by Borrower in its notice of prepayment delivered pursuant to Section 2.3 (b), to the payment of accrued interest on the principal of the Revolving Note; third, unless otherwise specified by Borrower in its notice of prepayment delivered pursuant to Section 2.3 (b), to the payment of principal of the Revolving Note; fourth, unless otherwise specified by Borrower in its notice of prepayment delivered pursuant to Section 2.3 (b), to the payment of interest on principal amounts of the Advancements Note; fifth, unless otherwise specified by Borrower in its notice of prepayment delivered pursuant to Section 2.3 (b), to the payment of principal amounts of the Advancements Note; and sixth, the surplus remaining (if any), to Borrower or such other Person or Persons as may be determined by Borrower or any court of competent jurisdiction.

            Section 2.6 Payments to be Free of Deductions. Each payment payable to Lender under this Agreement or the Notes, shall be made in accordance with
Section 2.4 hereof, without set-off or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied as a result of any change in law or regulation or any change in the interpretation or application of any existing law by any political subdivision or any taxing or other authority therein, unless Borrower is compelled by law to make any such deduction or withholding.

                                   ARTICLE 3

                     SECURITY INTERESTS; FURTHER ASSURANCES

            Section 3.1 Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations under the Loan Documents, Borrower hereby grants to Lender a continuing security interest in all of Borrower's assets or property whether real, personal or mixed, or tangible or intangible, wheresoever located, now owned or hereafter acquired by Borrower, including without limitation, all Accounts, Certificated Securities, Chattel Paper, Contract Rights, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Security Entitlements, Uncertificated Securities, Commercial Tort Claims, Software, Letter of Credit Rights and all Proceeds thereof (as each such defined term is defined in the UCC) and to the extent not included in the foregoing, all property and assets of any kind or description owned by Borrower, all of such assets and property (together with the "Collateral" of Guarantor pursuant to Section 9.5 hereof) being collectively hereinafter the "Collateral."

            Section 3.2 Other Collateral; Lien Perfection. Borrower shall promptly notify Lender in writing upon acquiring or otherwise obtaining any new Collateral (other than items purchased and used or goods purchased and sold by Borrower in the ordinary course of its business) and, upon the request of Lender, will promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender a perfected security interest in such Collateral. Borrower shall execute such UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required or advisable in Lender's sole discretion to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby irrevocably authorizes Lender to execute and file any such financing statements, including, without limitation, financing statements that indicate the Collateral (i) as being all assets of Borrower or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in
Section 3.1, on Borrower's behalf. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

Section 3.3          Further Assurances.

               (a) Borrower agrees that from time to time, at the expense of Borrower, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Lender may reasonably request to give effect to, or carry out, the terms or intent of the Loan Documents.

               (b) Borrower agrees that from time to time, at the expense of Borrower, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower shall:

                    (1) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices as may be necessary, or as Lender may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                    (2) at Lender's request, appear in and defend any action or proceeding that may affect Borrower's title to or Lender's security interest in all or any part of the Collateral.

               (c) Borrower hereby authorizes Lender to file a Record or Records, including, without limitation, financing or continuation statements and amendments thereto in any jurisdictions and with any filing offices as Lender may determine, in its reasonable judgment, are necessary to perfect the security interest granted to Lender herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Lender may determine, in its reasonable judgment, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Lender herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." Borrower shall furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

               (d) Borrower hereby authorizes Lender to modify this Agreement after obtaining Borrower's approval of or signature to such modification.

               Section 3.4 Locations of Collateral. All Collateral, will at all times be kept by Borrower at the business locations set forth in Schedule 3.4 hereto and shall not, without the prior written approval of Lender, be moved therefrom.

               Section 3.5 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

           In order to induce Lender to enter into this Agreement and make the New Loan, each Loan Party hereby represents and warrants to Lender that:

               Section 4.1 Enforceable Obligations. This Agreement and the Notes have been duly executed and delivered on behalf of the Loan Parties, and constitute the legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               Section 4.2 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes, and the other Loan Documents and the consummation of the transactions contemplated thereby, will not (i) violate any Requirements of Law, or (ii) conflict with or result in a breach of the terms or provisions of, or constitute a default under, or (except as otherwise contemplated and required or permitted by any of the Loan Documents) result in the creation of any Lien, under any material contractual obligation of any Loan Party.

               Section 4.3 Compliance with Laws; Licenses and Permits. Each Loan Party is in compliance with all Requirements of Law and possesses all licenses and permits required for the operation of the Collateral.

               Section 4.4 Location. Schedule 4.4 attached hereto lists each Loan Party's exact legal name, jurisdiction of organization, chief executive office or principal place of business, and each Loan Party's Organizational I.D. Number and federal tax identification number.

               Section 4.5 Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Loan Party is duly qualified and is authorized to do business and is in good standing as a foreign corporation or foreign limited liability company, as appropriate, in each state or jurisdiction listed on Schedule 4.5 hereto and in all other states and jurisdictions in which the failure of such Loan Party to be so qualified would have a material adverse effect on the financial condition, business or properties and assets of any Loan Party.

               Section 4.6 Corporate Power and Authority. Each Loan Party is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or limited liability company action, as appropriate, and do not and will not (i) require any consent or approval of the shareholders or owners; (ii) contravene any Loan Party's articles or certificate of incorporation or by-laws, certificate of formation or organization or limited liability company operating agreement or other organizational documents, as applicable; (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Loan Party is a party or by which it or its properties and assets may be bound or affected.

               Section 4.7 Deposit Accounts. Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Deposit Accounts" all of the Deposit Accounts in which any Loan Party has an interest. Each Loan Party is the sole account holder of each such Deposit Account attributed to it and such Loan Party has not consented to, and is not otherwise aware of, any Person (other than Lender pursuant hereto) having either sole dominion and control (within the meaning of common law) or "control" (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any cash or other property deposited therein.

               Section 4.8 Taxes. Each Loan Party has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income, properties and assets as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each Loan Party maintains reasonable reserves on its books therefor. The provision for taxes on the books of each Loan Party are adequate for all years not closed by applicable statutes, and for its current fiscal year.

               Section 4.9 Litigation. Except as set forth on Schedule 4.9 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Loan Party, threatened, against or affecting any Loan Party, or the business, operations, properties, assets prospects, profits or condition of any Loan Party. No Loan Party is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

               Section 4.10 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Loan Party's performance hereunder, constitute a Default or an Event of Default.

            Section 4.11 General Collateral Representation.

               (a) Each Loan Party is and at all times will be the sole owner of and have good title to the Collateral pledged by it pursuant to this Agreement, free from all Liens, in favor of any Person other than the Permitted Liens, and has full right and power to grant Lender a security interest therein. All information furnished to Lender concerning the Collateral is and will be complete, accurate and correct in all respects when furnished;

               (b) No security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by a Loan Party in favor of Lender pursuant to this Agreement, or (ii) in respect of the items of Collateral subject to the Permitted Liens; and

               (c) The provisions of this Agreement are sufficient to create in favor of Lender, from and after the date hereof, a valid and continuing lien on, and security interest in, the types of the Collateral hereunder in which a security interest may be created under Article 9 of the UCC. Financing Statements on Form UCC-1 have been duly executed on behalf of the Loan Parties and the description of such Collateral set forth therein is sufficient to perfect security interests in such Collateral in which a security interest may be perfected by the filing of financing statements under the UCC. When such financing statements are duly filed in the filing offices listed on Schedule 4.11, and the requisite filing fees are paid, such filings will be sufficient to perfect the security interests in such of the Collateral described in the financing statements as can be perfected by filing, which perfected security interests will be prior to all other Liens in favor of others and rights of others except for Permitted Liens, enforceable as such against creditors of and purchasers from the Loan Parties. All action necessary to protect and perfect a security interest in each item of the Collateral (excluding cash and cash equivalents not constituting Proceeds) in which a security interest may be perfected under Article 9 of the UCC has been duly taken, except that a security interest in cash and cash equivalents not in the possession of Lender is not perfected.

            Section 4.12 Disclosure. No representation or warranty made by any Loan Party in this Agreement or in any other document furnished or to be furnished from time to time in connection herewith or therewith contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. The Loan Parties represent and warrant that all information about them and their business in the Form 10 Registration Statement filed by Borrower with the Securities and Exchange Commission did not, on its filing or effective date, contain any misrepresentation of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

            Section 4.13 Survival of Representations and Warranties. The foregoing representations and warranties are made by the Loan Parties with the knowledge and intention that Lender will rely thereon, and shall survive the execution and delivery of this Agreement. Such representations and warranties shall be continuous in nature and shall remain accurate, complete and not misleading during the term of this Agreement, except for changes to which Lender consents in writing.

                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

           So long as any amount due on any Note remains outstanding and unpaid or any other Obligation is owing to Lender, the Loan Parties agree as follows:

            Section 5.1 Maintenance of Property; Insurance; Licenses. To the extent applicable, the Loan Parties shall keep the Collateral in good working order and condition, ordinary wear and tear excepted; maintain all workers' compensation insurance required by law; maintain with financially sound and reputable insurance companies insurance on the Collateral and liability insurance with respect to its activities against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business or use of Equipment similar to the Collateral, or, in case of an Event of Default which shall occur and be continuing, as Lender may specify from time to time, with insurers and in amounts acceptable to Lender; and furnish to Lender, upon written request, full information as to the insurance carried. Such insurance, other than Workers' compensation insurance shall name Lender as additional insured or loss payee, as the case may be.

            Section 5.2 Inspection of Property; Books and Records. Each Loan Party grants to Lender, or its representatives, upon reasonable notice (or no notice if Lender believes that an Event of Default has occurred and deems it necessary for the protection of the Collateral or its rights under this Agreement), full and complete access to the Collateral and all books of account, records, correspondence and other papers relating to the Collateral during normal business hours and the right to inspect, examine, verify and make abstracts from the copies of such books of account, records, correspondence and other papers and discuss the contents thereof and the Loan Parties' business and financial condition and prospects with officers of Lender.

            Section 5.3 Notices. Each Loan Party shall promptly give notice to Lender of (i) any breach of any representation or warranty and (ii) the occurrence of any Default or Event of Default setting forth the details of the Default or Event of Default and any action taken or contemplated to be taken with respect to the same.

            Section 5.4 Collateral. The Loan Parties shall maintain the Collateral, as the same is constituted from time to time, free and clear of all Liens, except Permitted Liens; defend the

Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein and pay all costs and expenses (including reasonable attorney's fees) incurred in connection with such defense.

            Section 5.5 Further Documents. The Loan Parties shall execute such further documents and instruments and take such other action as to enable Lender to cause Lender's Lien to be noted on each document of ownership or title as to which evidence of Lender's Lien is necessary or, in Lender's or Lender's counsel's opinion, advisable to be shown in order to perfect Lender's Lien on the Collateral covered by such document.

           In addition, the Loan Parties shall promptly pay all necessary filing, subscription and inscription fees and all recording and other similar fees, and all taxes and other expenses related to such filings, registrations or recordings.

           After the date hereof, at the request of Lender, the Loan Parties shall pay, upon demand, all expenses (including reasonable attorneys' fees) incurred by Lender in connection herewith and the other Loan Documents including, protecting the Collateral or exercising any rights in connection therewith.

            Section 5.6 Licenses and Permits. The Loan Parties shall maintain all licenses and permits applicable to the Collateral.

            Section 5.7 Financial Statements. The Borrower shall keep adequate records and books of account with respect to its business activities (and those of Guarantor) in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                     (i) not later than ninety (90) days after the close of each fiscal year of Borrower, audited consolidated financial statements of Borrower as of the end of such year, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

                     (ii) not later than thirty (30) days after the end of each quarter hereafter, unaudited, interim consolidated financial statements of Borrower as of the end of such quarter and of the portion of Borrower's financial year then elapsed, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations of Borrower and its consolidated subsidiaries for such period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                     (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports or other communications which Borrower has made available to its shareholders; and

                     (iv) such other data and information (financial and
                otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to this Agreement, the Collateral or a Loan Party's financial condition, prospects or results of operations.

                     Concurrently with the delivery of the financial statements described in clause (i) of this Section 5.7, Borrower shall forward to Lender
(i) an officer's certificate in form satisfactory to Lender, as to the financial statement delivered and (ii) a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender.

            Section 5.8 Other Information. The Loan Parties shall furnish to Lender such other information and reports in form and substance satisfactory to Lender as and when Lender may from time to time reasonably request.

                                   ARTICLE 6

                               NEGATIVE COVENANTS

            So long as any amount due on any Note remains outstanding and unpaid or any other Obligation is owing to Lender, the Loan Parties agree as follows:

            Section 6.1 Limitation on Liens. No Loan Party shall create, incur, assume or suffer to exist any Lien upon any of the Collateral, except for the Permitted Liens.

            Section 6.2 Limitation on Sale of Assets. No Loan Party shall convey, sell, lease, assign, transfer or otherwise dispose of any of the Collateral (other than in connection with the sale of goods in the ordinary course of business), absent the written consent of Lender and upon such sale or disposition, the proceeds thereof shall be paid to Lender.

            Section 6.3 Change of Locations. No Loan Party shall remove the Collateral from the location or jurisdiction set forth in Schedule 3.4; unless
(a) such Loan Party gives Lender prior written consent thereto (which consent shall not be unreasonably withheld); and (b) a financing statement covering such location of the Collateral is on file and of record in the appropriate governmental office creating a valid first lien and security interest in the Collateral in favor of Lender.

            Section 6.4 Mergers; Consolidations; Acquisitions. No Loan Party shall merge or consolidate, with any Person; nor acquire, all or any substantial part of the properties or assets of any Person.

            Section 6.5 Loans. No Loan Party shall make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

            Section 6.6 Total Indebtedness. No Loan Party shall create, incur, assume, or suffer to exist, any indebtedness, except:

                     (i) Obligations owing to Lender;

                     (ii) obligations of Borrower or Guarantor under any
                agreement listed on Schedule 1.1;

                     (iii) indebtedness existing on the date of this Agreement
                and disclosed to Lender in writing;

                     (iv) indebtedness owing from Guarantor to Borrower or from
                Borrower to Guarantor;

                     (v) accounts payable to trade creditors and current
                operating expenses, in each case incurred in the ordinary course of business; and

                     (vi) indebtedness not included in paragraphs (i) through
                (v) above which does not exceed at any time, in the aggregate, the sum of $1,000,000.00.

            Section 6.7 Net Book Value. Borrower (together with its consolidated subsidiaries) shall have a Net Book Value of not less than negative (-) $3,500,000.00 as at the end of each fiscal quarter. Borrower shall provide to Lender promptly at the end of each fiscal quarter a calculation of the Net Book Value and all requested supporting documentation.

            Section 6.8 Positive EBITDA. Beginning on the Borrower's fourth fiscal quarter ended after the date hereof, Borrower (together with its consolidated subsidiaries) shall have EBITDA (computed on a rolling four quarter average basis) exceeding zero, which shall be measured as of the last day of each fiscal quarter. Borrower shall provide to Lender promptly at the end of each fiscal quarter a calculation of EBITDA at the end of such fiscal quarter and a calculation setting forth the basis of the computation of the four quarter average, as well as all requested supporting documentation.

            Section 6.9 Dividends. Borrower shall not make, pay or declare any dividend or other distribution on the capital stock of Borrower, absent Lender's prior written consent, provided, however that Borrower may make a dividend payable in its common stock or in rights to purchase such common stock.

            Section 6.10 Other Changes. Absent Lender's prior written consent, no Loan Party shall change its exact legal name, jurisdiction of organization, chief executive office or principal place of business, its Organizational I.D. Number and federal tax identification number, or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise).

                                   ARTICLE 7

                         EVENTS OF DEFAULT AND REMEDIES

            Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

               (a) Payments. Failure by Borrower to pay any interest on any Note within five (5) Business Days of when it is due and payable or declared due and payable, as the case may be, or failure by Borrower to pay any principal on any Note on the date on which it is due and payable or declared due and payable, as the case may be.

               (b) Commencement of Bankruptcy or Reorganization Proceeding.

                   (1) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or

                   (2) There shall be commenced against a Loan Party any such case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of thirty (30) days; or

                   (3) There shall be commenced against a Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

               (c) Assignments and Delegations. Any attempt by a Loan Party to transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

               (d) Misrepresentations. Any representation or warranty herein or in any certificate or instrument finished by a Loan Party to Lender pursuant to this Agreement, proves to have been false or misleading in any material respect.

               (e) Covenants. Any Loan Party fails to perform or observe any covenant or agreement contained herein or in any other Loan Document and, in the case of any covenant or agreement other than Borrower's covenants and agreements in the first sentence of Section 6.7 or the first sentence of Section 6.8, such failure continues unremedied ten (10) days from the date on which Borrower first became aware of such failure.

               (f) Collateral. Any material loss, destruction or theft of any of the Collateral not fully covered by insurance.

               (g) Other Defaults. There shall occur any default or event of default on the part of any Loan Party under any agreement, document or instrument to which such Loan Party is a party or by which such Loan Party or any of its assets or property is bound, (i) creating or relating to any indebtedness (other than the Obligations) if the payment or maturity of such indebtedness is accelerated in consequence of such default or event of default or demand for payment of such indebtedness is made or if such indebtedness could be accelerated in accordance with its terms, or (ii) under any of the agreements listed on Schedule 1.1.

            Section 7.2 Remedies. Upon the occurrence of an Event of Default described in this Article 7, Lender, at its option, may:

               (a) declare the Obligations immediately due and payable, without presentment, notice, protest or demand of any kind for the payment of all or any part of the Obligations (all of which are expressly waived by the Loan Parties) and exercise all of its rights and remedies against any Loan Party and any Collateral provided herein or in any other agreement between any Loan Party and Lender;

               (b) terminate Borrower's right to receive any Revolving Loan; and

               (c) exercise all rights granted to a secured party under the Uniform Commercial Code or otherwise, provided, that upon the occurrence of an Event of Default described in Section 7.1(b) above, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, without notice of advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral in the name of a Loan Party, or Lender, or in the name of such other party as Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as Lender, in its sole discretion, may deem advisable, and Lender shall have the right to purchase at any such sale. If any such Collateral shall require rebuilding, repairing, maintenance or preparation, Lender shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting such Collateral in such saleable form as Lender shall deem appropriate. Each Loan Party agrees, at the request of Lender but at the Loan Party's expense, to assemble such Collateral and to make it available to Lender, at its direction, either at Lender's principal place of business, at the premises of the Loan Party or such other place Lender may direct and to make available to Lender the premises and facilities of the Loan Party for the purpose of Lender's taking possession of, removing or putting such Collateral in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days' notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from Lender's exercise of any of the foregoing rights (after deducting all charges, costs and expenses including reasonable attorneys' fees) shall be applied by Lender to the payment of the Obligations, whether due or to become due, as provided in Section 2.5. The Loan Parties shall remain liable to Lender for any deficiencies, and Lender in turn agrees to remit to the Loan Parties, or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

            Section 7.3 Application of Proceeds. Lender shall apply the proceeds of any disposition of the Collateral to the payment of the Obligations in accordance with the provisions of Section 2.5 hereof.

            Section 7.4 Set-Off. Lender shall have the right, without prior notice to the Loan Parties, any such notice being expressly waived to the extent permitted by applicable law, to set-off and apply against the payment of the Obligations, whether matured or unmatured, any amount owing from Lender to any Loan Party at, or at any time after, the happening of any Event of Default, and such right of set-off may be exercised by Lender against any Loan Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of any Loan Party, or against anyone else claiming through or against the Loan Party or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Lender prior to the making, filing or issuance, or service upon Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant.

            Section 7.5 Rights Cumulative; Waiver. The rights, options and remedies of Lender shall be cumulative and no failure or delay by Lender in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or waiver of any Event of Default hereunder, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Lender shall not be deemed to have waived any of Lender's rights hereunder or under any other agreement, instrument or paper signed by a Loan Party unless such waiver shall be in writing and signed by Lender in accordance with the provisions hereof.

                                   ARTICLE 8

                COLLECTION OF COLLATERAL AND NOTICE OF ASSIGNMENT

            Section 8.1 Disclaimer of Liability. Lender shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Collateral or any instruments received in payment thereof or for any damage resulting therefrom, unless caused by Lender's willful misconduct or gross negligence. Lender shall not be liable for or prejudiced by any loss, depreciation or other damage to the Collateral unless caused by Lender's malicious or gross negligence act, and Lender shall have no duty to take any action to preserve or collect any of the Collateral.

                                   ARTICLE 9

                         SUBSIDIARY GUARANTY AND PLEDGE

            Section 9.1 Payment Guaranty. Guarantor, as primary obligor and not as a surety, unconditionally guarantees to Lender the full, prompt and punctual payment and performance of the Obligations of Borrower when due (whether at the stated maturity of such Obligations, by acceleration or otherwise) in accordance with the Loan Documents. This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Obligations shall not be paid when due, Guarantor will immediately pay such Obligation to Lender or such other Person as may be entitled to it, in dollars, regardless of (a) any defense, right of set-off or counterclaim which Borrower or Guarantor may have or assert, (b) whether Lender or any other Person shall have taken any steps to enforce any rights against any Borrower, Guarantor or any other Person to collect any of the Obligations and
(c) any other circumstance, condition or contingency. Notwithstanding the foregoing, the liability of Guarantor hereunder is and shall be limited to the Obligations.

            Section 9.2 Obligations Not Affected. Guarantor's covenants, agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any competent governmental authority and whether or not Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, Guarantor hereby waives):

               (a) release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Loan Documents or by applicable law on Borrower, Guarantor or any other obligor of the Obligations or any party to any of the Loan Documents;

               (b) extension of the time for payment of any part of the Obligations or any other sum payable under the Loan Documents, extension of the time for performance of any other obligation under or arising out of or in connection with the Loan Documents or change in the manner, place or other terms of such payment or performance;

               (c) settlement or compromise of any or all of the Obligations;

               (d) renewal, supplementing, modification, rearrangement, amendment, expansion, extension, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of any part of any of the Loan Documents or any obligations under the Loan Documents of Borrower, Guarantor or any other obligor or any other party to the Loan Documents;

               (e) acceleration of the time for payment or performance of any Obligation or other obligation under any of the Loan Documents or exercise of any other right, privilege or remedy under or in regard to any of the Loan Documents;

               (f) failure, omission, delay, neglect, refusal or lack of diligence by Lender or any other Person to assert, enforce, give notice of intent to exercise, or any other notice with respect to, or exercise any right, privilege, power or remedy conferred on Lender or any other Person in any of the Loan Documents or by law or action on the part of Lender or any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to Borrower, Guarantor or any other obligor or any other Person;

               (g) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any guaranty, charge, insurance agreement, bond, letter of credit or other security device, guaranty, surety or indemnity agreement whatsoever;

               (h) taking or acceptance of any security or other guaranty for the payment or performance of any or all of the Obligations or obligations of any Borrower, Guarantor or any other obligor;

               (i) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any right, benefit, privilege or interest under any contract or agreement, under which the rights of Borrower, Guarantor or any other obligor have been collaterally or absolutely assigned, or in which a security interest has been granted, to Lender as direct or indirect security for payment of the Obligations or performance of any other obligations to, or at any time held by, Lender;

               (j) death, legal incapacity, disability, voluntary or involuntary liquidation, dissolution, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting Guarantor, Borrower or any other obligor or any of the assets of Guarantor, Borrower or any other obligor, even if any of the Obligations are thereby rendered void, unenforceable or uncollectible against any other Person;

               (k) occurrence or discovery of any irregularity, invalidity or unenforceability of any of the Obligations or Loan Documents or any defect or deficiency in any of the Obligations or Loan Documents, including the unenforceability of any provisions of any of the Loan Documents because entering into any such Loan Document was ultra vires or because anyone who executed them exceeded their authority;

               (l) failure by Lender or any other Person to notify, or timely notify, Guarantor of any default, event of default or similar event (however denominated) under any of the Loan Documents, any renewal, extension, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of any part of the Obligations, release or exchange of any security, any other action taken or not taken by Lender against any Borrower, Guarantor or other obligor or any other Person or any direct or indirect security for any part of the Obligations or other obligation of Borrower, any new agreement between Lender and any Borrower, Guarantor or other obligor or any other Person or any other event or circumstance;

               (m) occurrence of any event or circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower, Guarantor or any other obligor, including failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type;

               (n) receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any of Lender's rights, remedies, powers or privileges under the Loan Documents, by law or otherwise available to Lender; and

               (o) occurrence of any act, error or omission of Lender, except behavior which is proven to be in bad faith to the extent (but no further) that Guarantor cannot effectively waive the right to protest.

Guarantor acknowledges that Lender has no duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations or the Loan Documents.

            Section 9.3 Not a Collection Guaranty. This Guaranty is an absolute guaranty of payment and not of collection, and Guarantor waives any right to require that any action be brought against Borrower or any other Person, or that Lender be required to enforce or exhaust any of Lender's rights, benefits or privileges under any of the Loan Documents, by law or otherwise; provided that nothing herein shall be construed to prevent Lender from exercising and enforcing at any time any right, benefit or privilege which Lender may have under any Loan Document or by law from time to time, and at any time, and Guarantor agrees that Guarantor's obligations hereunder are, and shall be, absolute, independent and unconditional under any and all circumstances. Should Lender seek to enforce Guarantor's obligations by action in any court, Guarantor waives any requirement, substantive or procedural, that Lender pursue any foreclosure action or that a judgment first be sought or rendered against Borrower or any other Person be joined in such cause or that a separate action be brought against Borrower or any other Person. The Guarantor's obligations under this Guaranty are several from those of any other Person, and are primary obligations concerning which the Guarantor is the principal obligor. All waivers in this Guaranty or any of the Loan Documents shall be without prejudice to Lender at its option to proceed against any Person, whether by separate action or by joinder. The Guarantor agrees that this Guaranty shall not be discharged except by indefeasible payment of the Obligations in full, complete performance of all obligations of the Borrower and Guarantor under the Loan Documents and termination of Lender's obligation, if any, to make any further advances under the Note or extend other financial accommodations to Borrower or Guarantor.

            Section 9.4 Payments Returned. Guarantor agrees that, if at any time all or any part of any payment previously applied by Lender to the Obligations is or must be returned by Lender, or recovered from Lender, for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Guarantor hereby agrees to indemnify Lender against, and to save and hold Lender harmless from any required return by Lender, or recovery from Lender, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

            Section 9.5 Subsidiary Pledge. To secure the prompt payment and performance of all of the Obligations under the Loan Documents and its guarantee made in this Article 9, Guarantor hereby grants to Lender a continuing security interest in all of Guarantor's assets or property whether real, personal or mixed, or tangible or intangible, wheresoever located, now owned or hereafter acquired by Guarantor, including without limitation, all Accounts, Certificated Securities, Chattel Paper, Contract Rights, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Security Entitlements, Uncertificated Securities, Commercial Tort Claims, Software, Letter of Credit Rights and all Proceeds thereof (as each such defined term is defined in the UCC) and to the extent not included in the foregoing, all property and assets of any kind or description owned by Guarantor, all of such assets and property (together with the "Collateral" of Borrower pursuant to Section 3.1 hereof) being collectively hereinafter the "Collateral."

            Section 9.6 Further Agreement by Guarantor. The Guarantor agrees to comply with the obligations set forth in Articles 3, 4, 5 and 6 hereof as if the Guarantor were the "Borrower" hereunder.

                                   ARTICLE 10

                                  MISCELLANEOUS

            Section 10.1 Amendments and Waivers. The Loan Parties and Lender may amend this Agreement or the Notes, and Lender may waive future compliance by any Loan Party with any provision of this Agreement or the Notes, but no such amendment or waiver shall be effective unless in a written instrument executed by an authorized officer of Lender and each Loan Party.

            Section 10.2 Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telex, telegraphic or telecopy notice, when sent, addressed as follows:

                  If to Lender:        Casual Male Retail Group, Inc.
                                       555 Turnpike Street
                                       Canton, Massachusetts  02021
                                       Attn:  General Counsel/Chief Financial
                                              Officer
                                       Fax:  (781) 828-3221

                  If to Borrower:      LP Innovations, Inc.
                                       66 B Street
                                       Needham, MA  02494
                                       Attn:  President/Chief Financial Officer
                                       Fax:  (781) 444-0691

                  If to Guarantor:     Securex LLC
                                       c/o LP Innovations, Inc.
                                       66 B Street
                                       Needham, MA  02494
                                       Attn:  President/Chief Financial Officer
                                       Fax:  (781) 444-0691

           Notices of changes of address shall be given in the same manner.

            Section 10.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of each Loan Party, Lender and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. Such consent may be refused for any reason or no reason at all. Any attempt by a Loan Party to transfer any of its rights or obligations under this Agreement without the prior written consent of Lender will be null and void and shall constitute an Event of Default under Section
7.1. If Lender transfers the Notes and its rights under this Agreement, then Lender shall be relieved and released from its obligations hereunder.

            Section 10.4 Collection Costs. All reasonable costs and expenses incurred by Lender to obtain, enforce or preserve the security interests granted by this Agreement and to collect the Obligations, including, without limitation, all reasonable out-of-pocket costs, all reasonable costs to maintain and preserve the Collateral and all reasonable attorneys' fees and legal expenses incurred in obtaining or enforcing payment of any of the Obligations or foreclosing Lender's security interest in any of the Collateral, whether through judicial proceedings or otherwise, or in enforcing or protecting its rights and interests under this Agreement or under any other instrument or document delivered pursuant hereto, or in protecting the rights of any holder or holders with respect thereto, or in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with the Loan Parties, shall be paid by the Loan Parties to Lender, upon demand, and Lender may take judgment against the Loan Parties for all such costs, expense and fees in addition to all other amounts due from the Loan Parties hereunder.

            Section 10.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            Section 10.6 Governing Law. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes is governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York, without regard to New York choice of law provisions.

            Section 10.7 Consent to Jurisdiction. Each Loan Party hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts of the State of New York and of any federal court located in the said state in connection with any actions or proceedings brought against any Loan Party by Lender arising out of or relating to this Agreement, the Notes or any other Loan Documents. Each Loan Party hereby waives and shall not assert in any such action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Loan Party is not personally subject to the jurisdiction of any such court, (b) the Loan Party is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or its property, (c) any such suit, action or proceeding is brought in an inconvenient forum, (d) the venue of any such suit, action or proceeding is improper, or (e) this Agreement, any Note or any Loan Document may not be enforced in or by any such court. In any such action or proceeding, each Loan Party hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made as Lender may elect, by certified mail directed to the Loan Party at the location provided for notices to such Loan Party under this Agreement or, in the alternative, in any other form or manner permitted by law. Each Loan Party hereby agrees that they will appear or answer any such summons, complaint, declaration or other process so served upon them within thirty (30) days after receipt of notice thereof. Any action brought by a Loan Party in connection with this Agreement or the transactions contemplated hereby shall be brought in any state or federal court sitting in the State of New York. Anything hereinbefore to the contrary notwithstanding, Lender hereof may sue any Loan Party in the courts of any other country, state of the United States or place where a Loan Party or any of the property or assets may be found or in any other appropriate jurisdictions.

            Section 10.8 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE LENDER TO MAKE CREDIT AVAILABLE TO THE BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT ITS ADVISORS AND COUNSEL, EACH LOAN PARTY HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

            Section 10.9 Other Waivers. Each Loan Party waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of the Loan made or Previous Advancements extended, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

            Section 10.10 Power of Attorney. Each Loan Party hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as its true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to the Loan Party at any time, after the occurrence of an Event of Default, and in either the Loan Party's or Lender's name, but at the cost and expense of the Loan Party, act and perform under this Agreement and the other Loan Documents as Lender sees fit in its sole discretion.

            Section 10.11 Indemnity. Each Loan Party hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of a Loan Party's failure to observe, perform or discharge its duties hereunder. In addition, each Loan Party shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any environmental laws or similar laws by reason of the Loan Party's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligations of each Loan Party under this Section 10.11 shall survive the payment in full of the Obligations and the termination of this Agreement.

            Section 10.12 Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire understanding and agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

            Section 10.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement by their duly authorized officers as of the date first above written.


                                        LENDER:

                                        CASUAL MALE RETAIL GROUP, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        BORROWER:

                                        LP INNOVATIONS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        GUARANTOR:

                                        SECUREX LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: